UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 27, 2004

BOSTON BIOMEDICA, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

375 West Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                     Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2004, Boston Biomedica, Inc. (the “Company”) received notification from the Listing Qualifications Department of The Nasdaq Stock Market, Inc. indicating that, based on the Company’s Form 10-Q for the period ended June 30, 2004, the Nasdaq listing qualifications staff (the “Staff”) determined that the Company’s stockholders’ equity at $9,974,731 does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq National Market set forth in Marketplace Rule 4450(a)(3).  Given the Company’s failure to satisfy the minimum stockholders’ equity standard, the Staff is reviewing the Company’s eligibility for continued listing on The Nasdaq National Market.

The Staff has requested the Company to provide, on or before September 10, 2004, its specific plan to achieve and sustain compliance with all Nasdaq National Market listing requirements, including the minimum stockholders’ equity standard.  If, after conclusion of its review process, the Staff determines that the Company has not presented a definitive plan to achieve compliance in the short term and sustain compliance in the long term, the Staff will provide written notification that the Company’s securities will be delisted.  At that time, the Company may appeal that decision to a Nasdaq Listing Qualifications Panel.

The Company believes it will return to compliance with the $10 million stockholders’ equity continued listing requirement of The Nasdaq National Market upon completion of the sale of substantially all of the assets and selected liabilities of its BBI Diagnostics and BBI Biotech Divisions to SeraCare Life Sciences, Inc., pursuant to that certain Asset Purchase Agreement dated April 16, 2004. This transaction is subject to stockholder approval at a special meeting of stockholders to be held on September 14, 2004.  Upon the closing of that transaction, the Company expects its stockholders’ equity to be approximately $25 million. If the Company is unable to regain compliance with the continued listing requirements of The Nasdaq National Market, the Company plans to consider applying to list its securities on The Nasdaq SmallCap Market.  The Company currently believes it satisfies the requirements for continued listing on The Nasdaq SmallCap Market.

Forward Looking Statements

 Certain statements in this Current Report on Form 8-K constitute forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that may cause such forward-looking statements not to be realized. These forward-looking statements, include, but are not limited to, the Company’s efforts, plans and actions to remain listed on The Nasdaq National Market or become eligible to be listed on The Nasdaq SmallCap Market, including the expected completion of the sale of assets to SeraCare Life Sciences, Inc. Such statements reflect the Company’s current views and assumptions and are not guarantees of future performance. Factors that could cause actual results to differ materially from the forward-looking statements include: changes to the listing standards, policies and procedures of The Nasdaq National Market or Nasdaq SmallCap Market; completion of the Company’s sale of its BBI Diagnostics and BBI Biotech Divisions to SeraCare Life Sciences, Inc.; fluctuations in the Company’s financial and operating results; changes in the Company’s liquidity and capital resources; declines in the market price of the Company’s common stock; changes in the capital markets;  competition; and general and industry-specific economic conditions.   For more information about these and other risks that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2003, the Company’s definitive proxy statement for its special meeting of stockholders to be held on September 14, 2004, and other filings the Company has made with the Securities and Exchange Commission.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 2, 2004	BOSTON BIOMEDICA, INC.

	By:	/s/ Kevin Quinlan
Kevin Quinlan, President, Chief Operating
Officer and Treasurer